UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2007

(Date of earliest event reported)

Tripos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1699 South Hanley Rd.
St. Louis, MO	63144	(314) 647-1099
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           Tripos, Inc. (the “Company”) issued a press release dated June 21, 2007 announcing that on June 15, 2007, it received a letter from the Nasdaq Listing Qualifications Department advising the Company that in view of the consummation on June 6, 2007 of the sale of the Company’s principal operating subsidiary, Tripos Discovery Research Ltd., Nasdaq Staff finds that the Company is not currently engaged in an active business operation and is therefore a “public shell.”  The letter further notified the Company that, in accordance with Nasdaq Marketplace Rule 4300, this finding serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

As previously disclosed, the Company has requested a hearing before a Nasdaq Listing Qualifications Panel, which hearing has been scheduled for June 28, 2007, to discuss the Company’s continued listing.  According to the letter, the Panel will consider the status of the Company as a “public shell” in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Market.

The Company is actively engaged in pursuing the option of having its stock listed on the OTC Bulletin Board® at the time its stock ceases to trade on The Nasdaq Global Market. If this proves unfeasible, the Company’s stock may continue to be quoted on the Pink Sheets through Pink Sheets® LLC.  If neither quotation system is available to the Company’s stockholders, the Company will close its stock transfer books.

A copy of the Company’s press release dated June 21, 2007, with respect to the notification from The Nasdaq Stock Market described above, is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company’s future prospects, including: (1) the Company’s ability to satisfy its creditors out of the proceeds of the sales of its assets and other available resources; (2) the extent of and uncertainties associated with the Company’s ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carryforwards; and (3) the Company’s ability to distribute any remaining cash to its stockholders.  These statements are based upon numerous assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ.  These statements should be understood in light of the risk factors set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitations, those factors set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2006, and from time to time in the Company’s periodic filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

99.1         Tripos, Inc. press release dated June 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2007	TRIPOS, INC.

	By:	/s/ John P. McAlister
John P. McAlister
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Tripos, Inc. press release dated June 21, 2007.